Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-2535818 (I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B

Monroe Township, New Jersey

(Address of Principal Executive Offices) (Zip Code)

2015 Omnibus Incentive Plan

(Full title of the plan)

Name, Address and Telephone Number of Agent for Service: Matthew T. Shafer Chief Financial Officer 28 Engelhard Drive, Suite B Monroe Township, New Jersey (609) 730-0400	Copy of Communications to: Robert G. Reedy Kevin J. Poli Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6674

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	100,000	$1.96	$196,000	$23.76

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers hereunder an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the 2015 Omnibus Incentive Plan (the “Plan”).
(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the NASDAQ Stock Market on July 18, 2019. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

Statement Under General Instruction E — Registration of Additional Securities

This registration statement registers an additional 100,000 shares of our common stock related to the 2015 Omnibus Incentive Plan, as amended, which are the same class as other securities for which registration statements on Form S-8, File Nos. 333-208522 and 333-214316 (the “Prior Registration Statements”), has been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8, File No. 333-208522, filed with the SEC on December 14, 2015).
4.2	First Amendment to the 2015 Omnibus Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 2, 2016).
4.3	Second Amendment to the 2015 Omnibus Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 12, 2018).
*5.1	Opinion of Porter Hedges LLP with respect to the legality of the securities.
*23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
*23.2	Consent of Porter Hedges LLP (included in Exhibit 5.1).
*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Monroe Township, State of New Jersey, on this 22nd day of July, 2019.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer

POWER OF ATTORNEY

We the undersigned officers and directors of Ocean Power Technologies, Inc., hereby, severally constitute and appoint George H. Kirby, Matthew T. Shafer and John Lawrence, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ocean Power Technologies, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer
/s/ George H. Kirby III	and Director (Principal Executive Officer)	July 22, 2019
George H. Kirby III

/s/ Matthew T. Shafer	Chief Financial Officer and Treasurer	July 22, 2019
Matthew T. Shafer	(Principal Financial and Accounting Officer)

/s/ Terence J. Cryan	Chairman of the Board and Director	July 22, 2019
Terence J. Cryan

/s/ Dean J. Glover	Vice Chairman of the Board and Director	July 22, 2019
Dean J. Glover

/s/ Steven M. Fludder	Director	July 22, 2019
Steven M. Fludder

/s/ Robert K. Winters	Director	July 22, 2019
Robert K. Winters
/s/ Kristine S. Moore	Director	July 22, 2019
Kristine S. Moore